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                                                                 Exhibit (11)(a)

                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
     the Governor Funds

We consent to the use of our report dated August 14, 1998 as incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Auditors" and "Financial Statements" in the Statement of Additional Information included herein.

/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP

Columbus, Ohio
November 9, 1998